                                                                   EXHIBIT 1.1

                                 Deltagen, Inc.

                               7,000,000 Shares (1)
                                  Common Stock
                               ($0.001 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                          , 2000

Salomon Smith Barney Inc.
Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
Donaldson Lufkin & Jenrette Securities Corporation
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Deltagen, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 7,000,000 shares of Common Stock, $0.001 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 1,050,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

     As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule II to this Agreement up to 700,000 shares, for sale to the Company's directors, officers and employees as well as its clients, vendors and other parties associated with the

--------
    (1) Plus an option to purchase from the Company, up to 1,050,000 additional Securities to cover over-allotments.

Company (the "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney Inc. as set forth in the Prospectus.

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company has prepared and filed with the Commission a registration statement (file number 333-34668) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

          (d) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (e) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

          (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          (g) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (i) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Certificate of Incorporation, as amended or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

          (j) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

          (k) The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis through out the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

          (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reason-ably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (m) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (n) The Company is not in violation or default of (i) any provision of its Amended and Restated Certificate of Incorporation, as amended or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

          (o) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (p) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (q) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and pay-
          able, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (r) No labor problem or dispute with the employees of the Company exists or, to the Company's best knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; all policies of insurance insuring the Company and its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and there are no claims by the Company under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (t) The Company possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (v) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (w) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

               (x) The Company periodically has reviewed the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (y) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

               (z) The Company does not own any equity interests of any other entity.

               (aa) The Company has no issued patents. The Company owns, possesses, licenses or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company's business as now conducted and, to the Company's knowledge, as proposed in the Prospectus to be conducted (collectively, the "Intellectual Property"). With respect to the Intellectual Property, other than as set forth in the Prospectus or disclosed to the Representatives,
          (a) there are no rights of third parties to any Intellectual Property or Deltagen's rights under the License Agreements; (b) to the Company's knowledge, there is no infringement by third parties of any patent claim, service mark or trademark under the Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's title, license or other rights in and to any Intellectual Property, and the Company does not have actual current knowledge of any facts which would form the reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any patent claim, service mark or trademark under the Intellectual Property, and the Company does not have actual current knowledge of any facts which would form the reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company does not have actual current knowledge of any facts which would form the reasonable basis for any such claim other than claims as to which the Company believes it would prevail; and (f)

          Deltagen is in compliance with 37 C.F.R. Section 1.56 to the extent that such compliance is required; except, in each case, other than such rights, infringements, actions, suits, proceedings or claims that, either individually or in the aggregate, would not have a Material Adverse Effect.

               (bb) The statements contained in the Prospectus under the captions "Risk Factors--We currently have no patents, and if we are unable to protect our proprietary information, our business will be adversely affected," "Risk Factors--We may be subject to litigation and infringement claims which may be costly and divert management's attention," "Risk Factors--Because we do not have any issued patents, and because knockout mouse and gene-related patents even if obtained may not be enforceable, our intellectual property may not have any material value, which would diminish our business prospects," "Risk Factors--Our rights to the use of technologies licensed to us by third parties are not within our control, and without these technologies, our products and programs may not be successful and our business prospects could be harmed," "Risk Factors--Compliance with governmental regulations could increase our operating costs or adversely affect our customers' ability to obtain governmental approval of gene-based products, which would adversely affect the commercialization of our technology," "Risk Factors--Our incorporation documents and Delaware law may inhibit a takeover that stockholders consider favorable and could also limit the market price of your stock," "Risk Factors--The future sale of common stock could negatively affect our stock price," "Business--Intellectual Property," "Business--Governmental Regulation," "Business--Legal Proceedings," "Description of Capital Stock--Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and By-laws and Delaware law," "Shares Eligible for Future Sale," and "U.S. Tax Consequences to Non-U.S. Holders," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

               (cc) The Company has such permits, licenses, franchises, authorizations and clearances ("Permits") of governmental or regulatory authorities, and/or any committee thereof, as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus, except where such failure to receive such Permits would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); the Company has fulfilled and performed all its material obligations with respect to the Permits; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit;

          and none of the Permits contains any restriction that is materially burdensome to the Company.

                    (dd) Except as disclosed in the Registered Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending institution which is an affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     Furthermore, the Company represents and warrants to Salomon Smith Barney Inc. that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of non-U.S. jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

     2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and
not jointly, to purchase from the Company, at a purchase price of $       per
share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,050,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or facsimile notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option

Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to
the Closing Date) shall be made at 10:00 AM, New York City time, on [      ],
2000, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.   AGREEMENTS. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance;

     and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business or subject itself to taxation in respect thereof in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, PROVIDED, HOWEVER, that the Company may issue and sell Common Stock or options to purchase Common Stock, pursuant to any employee stock option plan, stock ownership plan, employee stock purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the con-version of securities or the exercise of warrants outstanding at the Execution Time.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (i) In connection with the Directed Share Program, the Company will ensure that certain of the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

          (j) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

          (k) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Pillsbury Madison & Sutro LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business;

               (ii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

               (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the

          Prospectus under the headings "Risk Factors -- Our incorporation documents and Delaware law may inhibit a takeover that stockholders consider favorable and could also limit the market price of your stock", "Risk Factors -- The future sale of common stock could negatively affect our stock price", "Business -- Legal Proceedings", "Description of Capital Stock -- Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and By-laws and Delaware Law", "Shares Eligible For Future Sale" and "U.S. Consequences to Non-United States Holders", insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

               (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or, to the knowledge of such counsel, threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

               (vi) the Company is not and, immediately after giving effect to the offering and sale of the Securities and the receipt of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

               (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Certificate of Incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject and which are listed on an exhibit to such opinion, or (iii) any statute, law, rule, regulation, or, to our knowledge, any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its or their properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business; and

               (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     Such counsel shall also state that such counsel has no reason to believe that on the Effective Date or such later date, if any, the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

     Such opinion shall be limited in all respects to matters governed by the laws of the State of California, the General Corporate Law of Delaware and the Federal laws of the United States. As to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) Augustine Yee, Esq., the Company's General Counsel, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) to his knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus under the headings "Risk Factors -- Our incorporation documents and Delaware law may inhibit a takeover that stockholders consider favorable and could also limit the market price of your stock", "Risk Factors -- The future sale of common stock could negatively affect our stock price", "Business -- Legal Proceedings", "Description of Capital Stock -- Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and By-laws and Delaware Law", "Shares Eligible For Future Sale" and "U.S. Consequences to Non-United States Holders", insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

               (ii) he has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which he need express no opinion); and

               (iii) the Statements as they relate to the Intellectual Property and the License Agreements are accurate and fair summaries of the material legal matters and such License Agreements referred to therein.

          (d) The Company shall have requested and caused Pillsbury Madison & Sutro LLP, patent counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form of Exhibit B hereto.

          (e) John Burke, Esq., the Company's Vice President of Intellectual Property, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives in the form of Exhibit C hereto.

          (f) The Company shall have requested and caused Hogan & Hartson L.L.P., regulatory counsel for the Company, to have furnished their opinion, dated the Closing Date and addressed to the Representatives in the form of Exhibit D hereto.

          (g) Cooper & Dunham, patent counsel for Salomon Smith Barney Inc. shall have furnished to Salomon Smith Barney Inc. their opinions dated the Closing Date and addressed to Salomon Smith Barney Inc. which opinion shall be satisfactory in all respects to Salomon Smith Barney Inc.

          (h) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from trans-actions in the ordinary course of business, except as set forth in or contem plated in the Prospectus (exclusive of any supplement thereto).

          (j) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2000, and as at March 31, 2000, in accordance with Statement on Auditing Standards No. 71 and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended March 31, 2000, and as at March 31, 2000; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 1999, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                    (2) with respect to the period subsequent to March 31, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital lease obligations, less current portion and loans payable, less current portion of the Company or common stock of the Company or increases in the stockholders' deficit or decreases in total assets of the Company as compared with the amounts shown on the March 31, 2000, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 2000, to such specified date there were any (i) increases, as compared with the corresponding period in the immediately preceding quarter, in net loss or per share amounts of net loss or losses from operations of the Company or (ii) decreases, as compared with the corresponding period in the immediately preceding quarter, in contract revenue of the Company except, in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                    (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Management's Discussion And Analysis Of Financial Condition And Results Of Operations", "Selected Financial Data", "Prospectus Summary--Summary Financial Data", "Capitalization", "Dilution", "Business" and "Risk Factors" in the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

          (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (h) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (m) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (n) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each other Shareholder of the Company addressed to the Representatives.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters here under may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eight Avenue, New York, NY 10019, on the Closing Date.

     7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities but the Company shall in no event be liable to any of the several Underwriters for damages on account of the loss of anticipated profits from sale of the Securities.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to assume the defense and appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (e) of Section 8 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc., and all persons, if any, who control Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

     (d) In the event that the indemnity provided in paragraph (a), (b) or (e) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Salomon Smith Barney (the "Independent Underwriter") in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     (e) The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc. and each person, who controls Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act ("Salomon Smith Barney Inc. Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; PROVIDED that in any such event the Company shall have the express right to mitigate such claims, losses, liabilities or damages through the reallocation of any such Directed Shares to the Participants; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Salomon Smith Barney Inc. specifically for inclusion therein.

     (f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

     9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Deltagen, Inc., 1005 Hamilton Avenue, Menlo Park, California 94025, Attention: General Counsel (fax no.:(650) 752-0202) and confirmed to it at Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California 94105, attention of Cameo F. Jones.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        Deltagen, Inc.

                                        By:
                                           -------------------------------------
                                            Name:  William Matthews, Ph.D.
                                            Title: President and Chief Executive
                                                   Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
Donaldson Lufkin & Jenrette Securities Corporation

By:  Salomon Smith Barney Inc.

By:
   --------------------------------
   Name:
   Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                       NUMBER OF UNDERWRITTEN
                                                         SECURITIES TO BE
UNDERWRITERS                                                 PURCHASED
------------                                           ----------------------
Salomon Smith Barney Inc.............................
Robertson Stephens Inc...............................
U.S. Bancorp Piper Jaffray Inc.......................
Donaldson, Lufkin & Jenrette Securities
  Corporation........................................

                                                           ------------

                  Total..............................         7,000,000
                                                           ============

                                                                       EXHIBIT A

                           [FORM OF LOCK-UP AGREEMENT]

                                 DELTAGEN, INC.
                         PUBLIC OFFERING OF COMMON STOCK

                                                                          [Date]

[Name underwriters]
 As Representatives of the several Underwriters
c/o [Lead underwriter]

Ladies and Gentlemen:

     This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Deltagen, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the "Offering") of Common Stock, $0.001 par value (the "Common Stock"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than shares of capital stock (i) disposed of as bona fide gifts approved by Salomon Smith Barney Inc., (ii) distributed by will or intestacy to the undersigned's immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family or (iii) as a distribution to the limited partners or stockholders of the undersigned; provided that (A) any such partner, affiliate, donee or other transferee of capital stock shall acknowledge in writing that it is bound by the provisions of this lock-up agreement and (B) no filing by any party (transferor or transferee) under
Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer

                                                                       EXHIBIT A

or distribution (other than a filing on Form 5 made after the expiration of the 180-day period referred to above). "Immediate family" shall mean the undersigned's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including adoptive relationships, any person sharing the undersigned's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the undersigned) control the management of assets, and any other entity in which those persons (or the undersigned) own more than fifty percent of the voting interests.

     The undersigned further hereby agrees and consents to the entry of stop transfer restrictions with the Company's transfer agent against the transfer of capital stock held by the undersigned except in compliance with this letter agreement.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter agreement shall likewise be terminated. Additionally, this letter agreement shall terminate and be of no further force and effect if the registration statement with respect to the Offering is not declared effective by the Securities and Exchange Commission by September 30, 2000.

                                        Yours very truly,


                                        -----------------------------
                                                  (Signature)

                                        -----------------------------
                                           (Print Name if an Entity)

                                        -----------------------------
                                          (Print Title if an Entity)

                                                                      EXHIBIT B

                     [FORM OF INTELLECTUAL PROPERTY OPINION]

                  [Letterhead of Pillsbury Madison & Sutro LLP]

                                     [Date]

[Name underwriters]
  As Representatives of the several Underwriters
c/o [Lead underwriter]

Ladies and Gentlemen:

     We represent Deltagen, Inc., a Delaware corporation ("Deltagen"), in connection with certain matters involving Deltagen's patent applications, trademarks, trademark applications and service marks listed on Schedule 1 hereto (collectively, "Intellectual Property").

     We are familiar with the Intellectual Property used in connection with Deltagen's business and the manner of the use of such Intellectual Property as described in the Prospectus dated ________, 2000 (the "Prospectus") that is part of the Registration Statement on Form S-1 (File No. 333-34668) under the Securities Act of 1933, as amended, and as further disclosed to us by Deltagen. We have read the statements (the "Statements") under the following sections of the Prospectus:

     1. "Risk Factors--We currently have no patents, and if we are unable to protect our proprietary information, our business will be adversely affected;"

     2. "Risk Factors--We may be subject to litigation and infringement claims which may be costly and divert management's attention;"

     3. "Risk Factors--Because we do not have any issued patents and because knockout mouse and gene-related patents, even if obtained, may not be enforceable, our intellectual property may not have any material value which would diminish our business prospects;"

     4. "Risk Factors--Our rights to the use of technologies licensed to us by third parties are not within our control, and without these technologies, our products and programs may not be successful and our business prospects could be harmed;" and

     5. "Business--Intellectual Property."

     Based upon and subject to the foregoing and further qualifications set forth below, it is our opinion that:

     (i) to our knowledge, after due inquiry, there are no facts that would preclude Deltagen from having (A) title to the Intellectual Property, free and clear of liens which have been perfected by filing with the United States Patent and Trademark Office, or (B) valid and binding obligations under the license agreements listed on Schedule 2 attached hereto (the "License Agreements");

     (ii) except as described in the Prospectus or disclosed to the Underwriters in writing by Deltagen, (A) to our knowledge, there are no rights of third parties to any Intellectual Property; (B) to our knowledge, there is no infringement by third parties of any patent claim, service mark or trademark under such Intellectual Property; (C) to our knowledge after due inquiry, there is no pending or, to our knowledge, threatened action, suit, proceeding or claim against Deltagen by others challenging title to the Intellectual Property or Deltagen's rights under the License Agreements, and we are not aware of material facts which would form a reasonable basis for any such claim; (D) to our knowledge after due inquiry, there is no pending or, to our knowledge, threatened action, suit, proceeding or claim against Deltagen by others challenging the validity or scope of any patent claim, service mark or trademark under the Intellectual Property, and we are not aware of material facts which would form a reasonable basis for any such claim; (E) to our knowledge after due inquiry, there is no pending or, to our knowledge, threatened action, suit, proceeding or claim against Deltagen by others that Deltagen infringes or violates any patent, trademark or service mark of others, and we are not aware of material facts which would form a reasonable basis for any such claim; or (F) to our knowledge, Deltagen is in compliance with 37 C.F.R. Section 1.56 to the extent that such compliance is required; except, in each case, other than such rights, infringements, actions, suits, proceedings or claims that, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Deltagen, whether or not arising from transactions in the ordinary course of business;

     (iii) each of the patent applications, service mark applications and trademark applications set forth on Schedule 1 has been filed in the PTO or other comparable patent and trademark offices as set forth on Schedule 1 and, to our knowledge, has not been abandoned, and we are not aware of any defects in the prosecution of any such application that would irrevocably foreclose pursuit of the patent rights thereunder; and

     (iv) the Statements as they relate to the Intellectual Property and the License Agreements are accurate and fair summaries of the material legal matters and such License Agreements referred to therein, provided that we express no opinion as to the legal proceedings between Deltagen and Lexicon Genetics, Inc.

     The foregoing opinions are subject to such matters as are set forth in the Prospectus and the following qualifications:

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than Deltagen, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities.

     This opinion is limited in all respects to matters governed by the laws of the State of California and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction.

     Whenever a statement herein is qualified by "known to us," "to our knowledge," "we are not aware" or similar phrase, it indicates that based solely upon a review of materials in our files with respect to the Intellectual Property and License Agreements and discussions with Deltagen's Chief Executive Officer, Chief Scientific Officer and internal legal counsel, no information that would give us knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services to Deltagen and are working at Pillsbury Madison & Sutro LLP, as of the date hereof. The phrase "after due inquiry" as used in paragraph (ii) above indicates that we have only made a search of filings with United States District Court for the Northern District of California. We have not made any other independent investigation to determine the accuracy of such statements, except as expressly described herein.

     This opinion is furnished by us as counsel for Deltagen to you as the Underwriters and is solely for the benefit of the Underwriters.


                                           Very truly yours,

                                   SCHEDULE 1

    PATENT APPLICATIONS, TRADEMARKS, TRADEMARK APPLICATIONS AND SERVICE MARKS

       [list of Deltagen patent applications, service marks, and trademark applications in the PM&S docket]

                                   SCHEDULE 2

                               LICENSE AGREEMENTS

Agreement dated as of December 23, 1998 between University of Edinburgh and Deltagen, Inc.

Collaboration Agreement dated as of June 27, 2000 by and among Deltagen, Inc., Glaxo Group Limited and Glaxo Research and Development Limited.

                                                                       EXHIBIT C

                     [FORM OF INTELLECTUAL PROPERTY OPINION]

                         [Letterhead of Deltagen, Inc.]

                                     [Date]

[Name underwriters]
  As Representatives of the several Underwriters
c/o [Lead underwriter]

Ladies and Gentlemen:

     I represent Deltagen, Inc., a Delaware corporation ("Deltagen"), in connection with certain matters involving Deltagen's patent applications, trademarks, trademark applications and service marks listed on Schedule 1 hereto (collectively, "Intellectual Property").

     I am familiar with the Intellectual Property used in connection with Deltagen's business and the manner of the use of such Intellectual Property as described in the Prospectus dated ________, 2000 (the "Prospectus") that is part of the Registration Statement on Form S-1 (File No. 333-34668) under the Securities Act of 1933, as amended, and as further disclosed to me by the officers of Deltagen. I have read the statements (the "Statements") under the following sections of the Prospectus:

     1. "Risk Factors--We currently have no patents, and if we are unable to protect our proprietary information, our business will be adversely affected;"

     2. "Risk Factors--We may be subject to litigation and infringement claims which may be costly and divert management's attention;"

     3. "Risk Factors--Because we do not have any issued patents and because knockout mouse and gene-related patents, even if obtained, may not be enforceable, our intellectual property may not have any material value which would diminish our business prospects;"

     4. "Risk Factors--Our rights to the use of technologies licensed to us by third parties are not within our control, and without these technologies, our products and programs may not be successful and our business prospects could be harmed;" and

     5. "Business--Intellectual Property."

     Based upon and subject to the foregoing and further qualifications set forth below, it is my opinion that:

     (i) to my knowledge, after due inquiry, there are no facts that would preclude Deltagen from having (A) title to the Intellectual Property, free and clear of liens which have been perfected by filing with the United States Patent and Trademark Office, or (B) valid and binding obligations under the license agreements listed on Schedule 2 attached hereto (the "License Agreements");

     (ii) except as described in the Prospectus or disclosed to the Underwriters in writing by Deltagen, (A) to my knowledge, there are no rights of third parties to any Intellectual Property; (B) to my knowledge, there is no infringement by third parties of any patent claim, service mark or trademark under such Intellectual Property; (C) to my knowledge after due inquiry, there is no pending or, to my knowledge, threatened action, suit, proceeding or claim against Deltagen by others challenging title to the Intellectual Property or Deltagen's rights under the License Agreements, and we are not aware of material facts which would form a reasonable basis for any such claim; (D) to my knowledge after due inquiry, there is no pending or, to my knowledge, threatened action, suit, proceeding or claim against Deltagen by others challenging the validity or scope of any patent claim, service mark or trademark under the Intellectual Property, and we are not aware of material facts which would form a reasonable basis for any such claim; (E) to my knowledge after due inquiry, there is no pending or, to my knowledge, threatened action, suit, proceeding or claim against Deltagen by others that Deltagen infringes or violates any patent, trademark or service mark of others, and we are not aware of material facts which would form a reasonable basis for any such claim; or (F) to my knowledge, Deltagen is in compliance with 37 C.F.R. Section 1.56 to the extent that such compliance is required; except, in each case, other than such rights, infringements, actions, suits, proceedings or claims that, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Deltagen, whether or not arising from transactions in the ordinary course of business;

     (iii) each of the patent applications, service mark applications and trademark applications set forth on Schedule 1 has been filed in the PTO or other comparable patent and trademark offices as set forth on Schedule 1 and has not been abandoned, and I am not aware of any defects in the prosecution of any such application that would irrevocably foreclose pursuit of the patent rights thereunder; and

     (iv) the Statements as they relate to the Intellectual Property are accurate and fair summaries of the material legal matters referred to therein.

     The foregoing opinions are subject to such matters as are set forth in the Prospectus and the following qualifications:

     I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than Deltagen, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities.

     This opinion is limited in all respects to matters governed by the laws of the State of California and the laws of the United States, and I express no opinion concerning the laws or regulations of any other jurisdiction.

     Whenever a statement herein is qualified by "known to me," "to my knowledge," or similar phrase, it indicates that based solely upon a review of materials in the Deltagen files with respect to the Intellectual Property and License Agreements and discussions with the Deltagen's Chief Executive Officer, Chief Scientific Officer and other internal legal counsel, no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention. The phrase "after due inquiry" as used in paragraph (ii) above indicates that I have only made a search of filings with United States District Court for the Northern District of California. I have not made any other independent investigation to determine the accuracy of such statements, except as expressly described herein.

     This opinion is furnished by me as counsel for Deltagen to you as the Underwriters and is solely for the benefit of the Underwriters.


                                       Very truly yours,

                                   SCHEDULE 1

    PATENT APPLICATIONS, TRADEMARKS, TRADEMARK APPLICATIONS AND SERVICE MARKS

        [list of Deltagen patent applications, service marks, trademarks, trademark applications]

                                   SCHEDULE 2

                               LICENSE AGREEMENTS

Agreement dated as of December 23, 1998 between University of Edinburgh and Deltagen, Inc.

Collaboration Agreement dated as of June 27, 2000 by and among Deltagen, Inc., Glaxo Group Limited and Glaxo Research and Development Limited.

                                                                       EXHIBIT D

                     [FORM OF GOVERNMENT REGULATION OPINION]

                     [Letterhead of Hogan & Hartson L.L.P.]

                                     [Date]

[Name underwriters]
  As Representatives of the several Underwriters
c/o [Lead underwriter]

Ladies and Gentlemen:

     This letter is furnished to you pursuant to Section _(_) of the Underwriting Agreement dated _____ __, 2000 (the "Underwriting Agreement") between you and Deltagen, Inc. (the "Company") relating to the sale by the Company and purchase by you as Representatives of the several Underwriters of ___________ shares of common stock (the "Shares").

     This firm serves as special regulatory counsel to the Company with respect to U.S. Food and Drug Administration ("FDA") and U.S. Department of Agriculture ("USDA") regulatory matters arising under the Federal Food, Drug, and Cosmetic Act, as amended (the "FDC Act"), the Animal Welfare Act ("AWA"), a statute relating to the prevention of contagious diseases (21 U.S.C.
Section 111), and regulations promulgated thereunder (collectively, the "FDA/USDA Regulatory Provisions"). In such limited capacity, we have reviewed certain information under the captions "Risk Factors -- Compliance with governmental regulations could increase our operating costs or adversely affect our customers' ability to obtain governmental approval of gene based products" and "Business -- Government Regulation," in the Company's final Prospectus dated _____ __, 2000 (the "Prospectus"), forming a part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-_____). We have not been retained or engaged by the Company to perform, nor have we performed, any review of any other information in the Prospectus, nor have we acted as the Company's corporate or securities counsel in connection with the sale of the Shares. Terms used herein that are defined in the Underwriting Agreement shall have the respective meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

     For purposes of the Opinion (as defined below), we have examined copies of the following:

     1.   An executed copy of the Underwriting Agreement.

     2. The information contained in the Prospectus under the captions "Risk Factors -- Compliance with governmental regulations could increase our operating costs or adversely affect our customers' ability to obtain governmental approval of gene based products" and "Business -- Government Regulation,"

     3. A certificate dated as of _______ __, 2000 of certain officers of the Company as to certain facts relating to the Company.

     For purposes of the Opinion, we have not made any independent review or investigation of factual or other matters, including the assets, business or affairs of the Company. We have assumed the authenticity, accuracy and completeness of the foregoing documents, certification and statements of fact, on which we are relying, and have made no independent investigations thereof. Further, for purposes of the Opinion, we have not independently verified, nor do we take any responsibility for nor are we addressing in any way any statements of fact, any statements concerning state or foreign law, any legal conclusions or any statements of belief attributable to the Company or whether or not the Company is in compliance with applicable FDA or USDA or other regulatory requirements. The Opinion is given in the context of the foregoing.

     This letter is based as to matters of law solely on the FDA/USDA Regulatory Provisions, and we express no view as to any other laws, statutes, regulations or ordinances, including without limitation any foreign, federal or state licensing, tax or securities laws or regulations.

     Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the statements in the Prospectus under the captions "Risk Factors -- Compliance with governmental regulations could increase our operating costs or adversely affect our customers' ability to obtain governmental approval of gene based products" and "Business -- Government Regulation," insofar as such statements purport to summarize applicable provisions of the FDA/USDA Regulatory Provisions, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus (the "Opinion").

     During the course of preparation of the Registration Statement, we participated in certain discussions with certain officers and employees of the Company as to the FDA/USDA regulatory matters arising under the FDA/USDA Regulatory Provisions and dealt with under the captions "Risk Factors -- Compliance with governmental regulations could increase our operating costs or adversely affect our customers' ability to obtain governmental approval of gene based products" and "Business -- Government Regulation" in the Prospectus. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements under the above-referenced captions in the Prospectus, we may state on the basis of these discussions and our activities as special regulatory counsel to the Company in connection with our review of the statements contained in such captioned sections that no facts have come to our attention that cause us to believe that the statements in the Prospectus under such captioned sections, insofar as such statements relate to FDA/USDA regulatory matters arising under the FDA/USDA Regulatory Provisions, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the Closing under the Underwriting Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


                                            Very truly yours,

                                            HOGAN & HARTSON
                                            L.L.P.